                                                                   Exhibit 10.26

CONFIDENTIAL TREATMENT                       **Confidential treatment has been
HAS BEEN REQUESTED FOR                       requested with respect to the
CERTAIN PORTIONS OF THIS                     information contained within the
DOCUMENT                                     "[**]" markings. Such marked
                                             portions have been omitted from
                                             this filing and have been filed
                                             separately with the Securities and
                                             Exchange Commission


                              eCommerce Agreement
                                    Between
                          snowball.com and Kabang.com

     This eCommerce and Content Agreement (this "Agreement") is made as of December 23, 1999 (the "Effective Date"), by and between IGN.com, a division of snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball") and Kabang.com, Inc., a Delaware corporation with principal offices at 2459
208/th/ Street, Suite 200, Torrance, California 90501 ("Kabang.com").

                                  Background

     Snowball owns and operates five sites featuring editorial content about games, movies, tv, science fiction, and entertainment issues for young men (the "IGN Sites"). The IGN Sites connect to a network of affiliates sites (the "IGN Affiliate Sites") to provide a greater breadth and depth of entertainment content. The IGN Sites and the IGN Affiliate Sites are sometimes referred to, collectively, in this Agreement as the "IGN Network."

     Snowball also owns and operates three other networks: the "ChickClick Network," targeted at young women (the hub site for which is located at www.ChickClick.com) and the "PS/IG Network," targeted at college students (the hub sites for which are located at www.Powerstudents.com and www.InsideGuide.com).

     The IGN Network, ChickClick Network and PS/IG Network are collectively referred to in this Agreement as the "snowball Network(s). The IGN Affiliate Sites and participating sites of the affiliates of the ChickClick network and PS/IG Network are collectively referred to in this Agreement as the "snowball Affiliates".

     Kabang.com sells CDs (including related merchandise) and provides content about CD music, through its World Wide Web site located at www.Kabang.com (the "Kabang.com Site").

     Kabang.com wishes to be the exclusive CD retailer on the snowball Networks and to have links established from the snowball network hub sites to the Kabang.com Site (each, a "Kabang.com Link"). Snowball has agreed to establish those links on the snowball Network hub sites and to establish a program to encourage snowball Affiliates to place similar links on each of the snowball Affiliates sites (the "Kabang.com Program"), subject to the terms and conditions of this Agreement.

     Now Therefore, the parties agree as follows:

1.   Exclusivity.  Subject to the terms and conditions of this Agreement,
     -----------
snowball will identify Kabang.com as snowball.com's "exclusive CD retailer" on each snowball

Network. snowball.com will not, during the term of this Agreement, enter into any agreement to promote a website operator as a recommended retailer of CDs or to establish a promotional program for snowball Affiliates similar to the Kabang.com Program. The exclusivity described in this section applies to the sale of CDs only and expressly does not apply to rental of CDs, electronic direct delivery of music whether or not recordable on read/write or other CDs for home use, nor does it apply to merchandise related to CDs generally. In addition, Kabang.com acknowledges that snowball.com may incorporate or link to Web and other auctionfacilities and that the sale of CDs by third parties through such facilities will not be a breach of snowball.com's obligations under this section.

2.   Promotion and eCommerce.  Subject to the terms and conditions of this
     -----------------------
Agreement:

     2.1  Registration.
          ------------

          (a)  New Registrations.  snowball.com will make available the
               -----------------
opportunity to each user registering with a snowball Network the simultaneous opportunity of an "opt out" registration for Kabang.com. For purposes of this paragraph, "opt out" registration means an automatic functionality for dual registration of the user on both the snowball Network and on Kabang.com unless the user opts, using an offered functional indicator, not to register with Kabang.com

          (b)  Existing Registered Users.  snowball.com will send each
               -------------------------
snowball.com Network user registered as of the Effective Date an email message describing Kabang.com's various offers and services, as well as informing them of the relationship between snowball.com and Kabang.com under this Agreement. Such email message will include a link allowing users to add their email addresses to the Kabang.com database of snowball Network users.

          (c)  Reporting.  snowball.com will provide to Kabang.com a monthly
               ---------
report of all registration data for each snowball.com Network user who registers in that month with Kabang.com through the "opt out" registration described above.

     2.2  "My Page" Integration.
           --------------------

          (a)  New Users.  snowball.com will integrate content from the
               --------
Kabang.com site into snowball.com's customizable "My Page" sections developed for new users. snowball.com will work with Kabang.com to find ways to provide custom content from Kabang.com to snowball.com users.

          (b)  Existing Users.  For existing registered snowball Network users,
               --------------
snowball.com will include a Kabang.com listing in the "My Page" profile update page, permitting users to choose to receive content from Kabang.com.

     2.3  Integrated Content.  snowball.com will integrate Kabang.com branding
          ------------------
and links into entertainment content pages on snowball Network hub site pages that snowball.com reasonably deems to be contextually appropriate for such branding and links (i.e. deemed appropriate for promoting CD sales).

     2.4  Co-Branded Music Stores.  snowball.com and Kabang.com will work
          -----------------------
together to develop co-branded music retailing functionality ("Music Stores") to be hosted and served by snowball.com on each snowball Network hub site. The Music Stores will each include co-branded commerce pages and will feature CDs that can be purchased at Kabang.com. Kabang.com will be solely responsible for pricing and fulfilling orders placed with such music stores. The look and feel, as well as the specific functionalities of the Music Stores, will be developed jointly by the parties and subject to the agreement of both parties, which agreement will not be unreasonably withheld.

     2.5  Web Page Advertising and Links.
          ------------------------------

          (a)  Banner Impressions.  snowball.com will work to ensure that at
               ------------------
least [**] banner impressions promoting Kabang.com appear on snowball Network pages delivered each month, with such impressions to have an approximate configuration of at least 468 x 60 pixels.

          (b)  Button Impressions.  snowball.com will deliver on snowball
               ------------------
Network pages served an average of [**] guaranteed button impressions per month promoting Kabang.com.

          (c)  Portal Link.  snowball.com will provide (during the term of this
               -----------
Agreement) a permanent hyperlink to the Kabang.com site on snowball.com's its "Affiliate Commerce portal", which snowball.com will encourage snowball Affiliates to place on all snowball.com Affiliate site commerce pages (estimated to provide [**] impressions per month).

          (d)  Navigation Bar Link Impressions.  snowball.com will work to
               -------------------------------
ensure that a button promoting Kabang.com will be incorporated into the navigation bar on all snowball Network hub site pages (estimated by the parties to be a minimum of [**] impressions per month).

          (e)  Generally.  snowball.com and Kabang.com agree promotional
               ---------
banners and buttons may be used to promote any merchandise sold by Kabang.com and are not intended to be limited to promoting CDS or other music product sales.

          (f)  Sole Remedy for any Deficiency.  snowball.com's obligation and
               ------------------------------
Kabang.com's sole right in the event that snowball.com fails to deliver the above listed numbers for banner, button, and navigation bar link impressions will be for snowball.com to deliver any deficiency, as soon as practicable in subsequent months.

                                         **Confidential treatment has been
                                         requested with respect to the
                                         information contained within the
                                         "[**]" markings.  Such marked portions
                                         have been omitted from this filing
                                         and have been filed separately with
                                         the Securities and Exchange Commission

     2.6  Email Promotions.  snowball.com will transmit a 40-word text link
          ----------------
contained within its monthly emailing to snowball Network registered users (estimated by the parties to be transmitted to [**]one million users).

3.   Additional Marketing Opportunities.
     ----------------------------------

     3.1  snowball CD Promotions.  snowball.com will provide Kabang.com with a
          ----------------------
first right of negotiation for any snowball.com on-line and off-line CD marketing programs and promotional events. Accordingly, snowball.com will provide Kabang.com with notice reasonable under the circumstances of such pending programs and events and, if requested by Kabang.com, negotiate in good faith to provide Kabang.com the opportunity to participate as the exclusive retailer in such programs and events.

     3.2  Kabang CD Promotions.  Kabang.com will provide snowball.com with a
          --------------------
first right of negotiation for any snowball.com on-line and off-line CD marketing programs and promotional events. Accordingly, Kabang.com will provide snowball.com with notice reasonable under the circumstances of such pending programs and events and, if requested by snowball.com, will negotiate in good faith to provide snowball.com the opportunity to participate as the exclusive membership web content network operator in such programs and events.

     3.3  snowball.com Press Releases.  snowball.com agrees to mention
          ---------------------------
Kabang.com in press releases snowball.com reasonably deems relevant to music retailing.

     3.4  Kabang.com Press Releases.  Kabang.com agrees to mention snowball.com
          -------------------------
in press releases Kabang.com reasonably deems relevant to snowball.com's target market of adolescents and young adults.

4.  Organizational Support.  snowball.com will allocate resources and use
    ----------------------
diligent efforts to provide competent and effective administrative and technical support to encourage snowball Network users to receive Kabang.com site content and services.

5.  Additional Strategic Opportunities.  Kabang.com will explore, consider in
    ----------------------------------
good faith opportunities and cooperate to implement strategic business relationships involving eCommerce, web content and related format and technology advances that are mutually beneficial among Kabang.com, snowball.com and others that the parties agree upon.

6.  Compensation.
    ------------

    6.1  Payment Terms.  On or before December 31, 1999, the parties will
         -------------
negotiate, set forth as Exhibit A and attach to this Agreement payment terms and
                        ---------
conditions under which Kabang.com will compensate snowball.com for performing this Agreement. Payments not made when due will bear interest at the rate of [**] per month on the unpaid balance, or the highest rate permitted by applicable laws, whichever is lower. Payments will be made in U.S. Dollars.

                                         **Confidential treatment has been
                                         requested with respect to the
                                         information contained within the
                                         "[**]" markings.  Such marked portions
                                         have been omitted from this filing
                                         and have been filed separately with
                                         the Securities and Exchange Commission

     6.2  Taxes.  All amounts payable under this Agreement are exclusive of all
          -----
sales, use, value-added, withholding, and other taxes and duties. Kabang.com will pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on snowball.com's net income. snowball.com will be promptly reimbursed by Kabang.com for any and all taxes or duties that snowball.com may be required to pay in connection with this Agreement or its performance.

     6.3  Records and Audit Rights.  Kabang.com will keep all records relating
          ------------------------
to all purchasing data relevant to this Agreement for a period of three (3) years after such sale/impression record period. An independent certified public accountant selected by snowball.com and reasonably acceptable to Kabang.com may, no more than once per year and upon at least twenty-four (24) hours notice, inspect such records during normal business hours. If, upon performing such audit, it is determined that Kabang.com has underpaid snowball.com by an amount greater than five percent (5%) of the payments due snowball.com in the period being audited, Kabang.com will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment under this section.

     6.4  Reporting.  During the term of this Agreement, Kabang.com will provide
          ---------
monthly reports to snowball.com setting forth all relevant purchasing data regarding purchases made by snowball Network users and the number and identity of snowball Network users who register with Kabang.com through the snowball Networks.

7.   Licenses, Other Proprietary Rights and Related Matters.  Subject to the
     ------------------------------------------------------
terms and conditions of this Agreement:

     7.1  Kabang.com Content License.  Kabang.com hereby grants to snowball.com
          --------------------------
a nonexclusive, nontransferable license (without the right to sublicense) to copy and publicly display on the snowball Networks content from the Kabang.com site ("Kabang Content") solely to promote Kabang.com and its site and otherwise perform this Agreement. snowball.com may reformat the Kabang.com Content for the purpose of incorporating it into the snowball Network sites. snowball.com will not modify, use, copy or distribute the Kabang.com Content, except as expressly provided in this Agreement.

     7.2  snowball Trademark License.  snowball.com hereby grants Kabang.com a
          --------------------------
nonexclusive, revocable, worldwide license to use the snowball's trademarks, service marks and logos ("snowball Marks") solely in conjunction with the links described in this Agreement. Any use of the snowball Marks must comply with snowball.com's approvals, requirements and any trademark guidelines communicated by snowball.com. Any such use and will inure to snowball.com's benefit.
Nothing contained in this Agreement gives Kabang.com any right, title or interest in the snowball Marks or goodwill therein and thereto, except as expressly provided in this section. Kabang.com will not take any action inconsistent with the snowball's ownership rights. Kabang.com will cease all use and display of the snowball Marks upon written notice from snowball.com and, in any event, upon termination of this Agreement.

     7.3  Kabang.com Trademark License.  Kabang.com hereby grants snowball.com a
          ----------------------------
nonexclusive, revocable, worldwide license to use Kabang.com's trademarks, service marks and logos ("Kabang.com Marks") solely in conjunction with the links described in this Agreement. Any use of the Kabang.com Marks must comply with Kabang.com's approvals, requirements and any trademark guidelines communicated by Kabang.com. Any such use and will inure to Kabang.com's benefit. Nothing contained in this Agreement gives snowball.com any right, title or interest in the Kaban.com Marks or goodwill therein and thereto, except as expressly provided in this section. snowball.com will not take any action inconsistent with the snowball's ownership rights. snowball.com will cease all use and display of the Kabang.com Marks upon written notice from Kabang.com and, in any event, upon termination of this Agreement.

     7.4  Ownership.  Subject to the rights expressly granted in this Agreement,
          ---------
snowball.com will retain all right, title and interest in and to the snowball Networks and (and all related sites), the snowball Marks and the snowball Content. Kabang.com will retain all right title and interest in and to the Kabang.com Site, the Kabang.com Marks and the Kabang.com Content.

     7.5  snowball.com Discretion.  Unless expressly provided in this Agreement,
          -----------------------
the form, format and position of any Kabang.com link or advertisement described in this Agreement, and date of placement, will be determined by snowball.com in its discretion. snowball.com may, upon written notice to Kabang.com, reject any content provided by Kabang.com under this Agreement if it fails to comply with snowball.com's reasonable requirements or is otherwise inappropriate for the users of the snowball.com Network sites. Nothing in this Agreement will be construed to limit snowball.com's right to modify any of the content or any aspect of structure of the snowball.com Network sites, or to rename or reposition the snowball.com Network sites, in its discretion; provided that, in the event any such change affects snowball.com's ability to perform any obligation described in this Agreement, snowball.com will provide reasonable alternative performance.

     7.6  Kabang.com Site Information.  Kabang.com will provide snowball.com
          ---------------------------
with any information reasonably required to implement links from the snowball Networks to the Kabang.com site. Kabang.com will give snowball.com reasonable advance notice in the event Kabang.com changes its universal record locator
(URL) for the Kabang.com site.


8.   Confidential Information.
     ------------------------

     8.1  Obligations.  Each party ("Receiving Party") agrees to treat as
          -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") including marketing information, customer data, any data described herein and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential information and of their obligation to keep same confidential and not to use it other than as permitted hereunder.


     8.2    Exceptions.  Neither party will have any obligation with respect to
            ----------
any Confidential Information which: (1) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party; (2) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (3) is or becomes generally known or available without any act or failure to act by Receiving Party; (d) is developed independently by Receiving Party. Either party may disclose the Confidential Information of the Disclosing Party if required by court order or legal requirement and the party subject to the order has given the other party a reasonable opportunity (and has cooperated fully) to contest or limit the scope of such required disclosure (including application for a protective order).

9.   User Data.
     ---------

     9.1  Ownership.  Subject to the restrictions in this section and any rights
          ---------
to use the applicable data granted under this Agreement, snowball.com will own snowball Network user registration data, and Kabang.com will own Kabang.com user registration data and Kabang.com sales data.

     9.2  Treatment of Individually Identifiable User Data.  Neither party will
          ------------------------------------------------
sell, disclose, transfer, or rent any user data obtained by it from the other party which data identifies, or can be used to identify, a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable user specifically approving such use. Each of snowball.com and Kabang.com will only use Individually Identifiable User Data in accordance with the Terms of Service and Privacy Policy posted on the snowball Network sites, as they may be amended from time to time by snowball.com. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable user, each party will use all reasonable efforts to implement an "opt out" feature on its own behalf, and will include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data.

     9.3  Aggregate Data.  Notwithstanding the restrictions above, the parties
          --------------
retain the right to use, sell, disclose, transfer, or rent any user data as long as such user data is in an aggregate form that does not include any Individually Identifiable User Data.

10.  Term and Termination.
     --------------------

     10.1 Term.  This Agreement will commence on the Effective Date and remain
          ----
in effect for a period of [**] after the Start Date (the "Initial
Term"), unless terminated earlier under this Section 10. For purposes of this Agreement, the Start Date shall be February 1, 2000.The parties recognize that certain elements of the Kabang.com promotional program described in this Agreement may not be fully integrated by the Start Date, and have adjusted the monthly billing set forth in Exhibit A to reflect that fact. If so requested by either party by written notice to the other party within thirty (30) days of the end of the Initial Term, the parties will negotiate in good faith to renew the term of this Agreement, subject to any changes to the terms and conditions of this Agreement required by one or both of the parties.

     10.2 Termination for Benchmark Performance Failure.  Kabang.com may
          ---------------------------------------------
terminate this Agreement upon thirty (30) days written notice to snowball.com in the event that by [**] after the Start Date Kabang.com has not received through the snowball Networks [**] or more user registrations, or made [**] or more sales of (one or more) CDs to snowball Network users.

     10.3 Termination for Breach or Insolvency.  Either party may terminate this
          ------------------------------------
Agreement at any time prior to the expiration of its stated term in the event that: the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days of written notice; or either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

     10.4 Effect of Termination.  Kabang.com's payment obligations hereunder, as
          ---------------------
well as the provisions of this Section and the following Sections will survive any termination of this Agreement: Section 6 (Compensation), Section 7.5 (Ownership), Section 8 (Confidential Information), Section 9 (User Data),
Section 11 (Limitation of Liability), Section 12 (Indemnification) and Section 13 (General).

11.  Limitation of Liability.  EXCEPT WITH RESPECT TO ITS OBLIGATIONS UNDER
     -----------------------
SECTION 8 AND SECTION 9, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OR REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.  Indemnification.
     ---------------

                                         **Confidential treatment has been
                                         requested with respect to the
                                         information contained within the
                                         "[**]" markings.  Such marked portions
                                         have been omitted from this filing
                                         and have been filed separately with
                                         the Securities and Exchange Commission

     12.1 snowball.com Obligations.  snowball.com hereby agrees to defend,
          ------------------------
indemnify and hold harmless Kabang.com, and its directors, officers and employees against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees, "Losses") arising out of or based on any claim related to the snowball.com Content or the snowball Networks other than those claims described in Section 12(b) below. snowball.com's obligations under this section are hereby expressly conditioned on the following: (1) Kabang.com provides snowball.com with prompt notice of any such claim; (2) Kabang.com permits snowball.com to assume and control the defense of such action, with counsel chosen by snowball.com (who will be reasonably acceptable to Kabang.com); and (3) Kabang.com provides snowball.com with any information or assistance requested by snowball.com, at snowball.com's expense.

     12.2 Kabang.com's Obligations.  Kabang.com hereby agrees to defend,
          ------------------------
indemnify and hold harmless snowball.com, and its directors, officers and employees against any and all Losses arising out of or based on any claim related to the Kabang.com site, any CDs, Kabang.com's activities (or omissions) with respect to any Customer or any content, information or other materials provided to snowball.com under this Agreement. Kabang.com's obligations under this section are hereby expressly conditioned on the following: (1) snowball.com provides Kabang.com with prompt notice of any such claim; (2) snowball.com permits Kabang.com to assume and control the defense of such action, with counsel chosen by Kabang.com (who will be reasonably acceptable to snowball.com); and (3) snowball.com provides Kabang.com with any information or assistance requested by Kabang.com, at Kabang.com's expense.

13.  General.
     -------

     13.1 Waivers/Modifications.  Any waiver modification or amendment to any
          ---------------------
provision of this Agreement will be effective only if in writing and executed by both parties. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

     13.2 Notices.  All notices required to be given under this Agreement will
          -------
be deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

     13.3 Severability.  If any provision of this Agreement is found illegal or
          ------------
unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

     13.4 Governing Law.  This Agreement will be governed by and construed in
          -------------
accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents.

     13.5 No Partnership.  The relationship of the parties hereto is solely that
          --------------
of independent contractors, and not partners, joint venturers or agents.
Neither party has any authority to bind the other in connection with this Agreement.

     13.6 Entire Agreement.  This Agreement, including any exhibits attached
          ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter. The parties agree that the letter of intent, dated as of December 9, 1999, between the parties is hereby terminated and replaced in its entirety by this Agreement.

     13.7 Force Majeure.  Neither party will be liable to the other party as a
          -------------
result of its failure to perform any obligation or duty under this Agreement, other than the obligation to pay money, to the extent that such failure is cause by flood, war, riot, civil insurrection, labor or material shortages, failure of contractors to perform their obligations, or other events that are not reasonably foreseeable or are beyond the reasonable control of the party.

     13.8 No Assignment.  Neither party may assign this Agreement without the
          -------------
other party's written consent except in the event of a reorganization, merger, consolidation or sale of all or substantially all of its assets related to this Agreement. Such consent will not be unreasonably withheld. Any assignment in violation of this section will be null and void.

     13.9 Consolidated URL Listing.  Kabang.com hereby grants snowball.com
          ------------------------
permission to include all of the URLs related to the pages served to CD customers through the snowball.com Networks together with other snowball.com-related URLs in a consolidated listing assembled by third-party measurement companies, including but not limited to Media Metrix, NetRatings or another similar measuring service selected by snowball.com. Kabang.com agrees that the rights granted under this section are exclusive to snowball.com and that Kabang.com will not grant the same or similar rights to any other party.

In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.


Kabang.com, Inc.                       snowball.com, inc.


By: /s/ Peter Newton-John            By: /s/ James R. Tolonen
    ---------------------                -----------------------

Name:   Peter Newton-John            Name:   James R. Tolonen
      -------------------                 ----------------------

Title: President & CEO               Title: COO/CFO
       ------------------                  -----------------------

                                   EXHIBIT A

                                 PAYMENT TERMS

Kabang.com will pay snowball.com a total participation fee of [**]. The participation fee will be payable in [**] installments, due and payable as set forth below: [**]

In addition to the participation fee set forth above, in the event that Kabang.com generates more than [**] new purchasers through performance of this Agreement, Kabang.com will pay Snowball a [**] new purchaser fee for each new purchaser in excess of [**]. Payment for new purchasers will be due monthly on the fifteenth day of the month immediately following the month in which the new purchaser first purchases any products from Kabang.com.

Snowball.com                            Kabang.com


By: /s/ James R. Tolonen             By: /s/ Peter Newton-John
    --------------------                 ---------------------

Name (Print): James R. Tolonen       Name (Print): Peter Newton-John
              ----------------                     -----------------

Title: COO/CFO                       Title President & CEO
       -----------------------             --------------------------

Date: 1-3-00                         Date: 12-23-99
      -------------------------            ---------------------------

                                     **Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.